     This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of February 28, 1997, amends and restates the RECEIVABLES PURCHASE AGREEMENT, dated as of June 1, 1992, between FEDERAL-MOGUL FUNDING CORPORATION, a Michigan corporation, as Buyer (the "Buyer"), and FEDERAL-MOGUL CORPORATION, a Michigan corporation, as Seller (the "Seller").

                         W I T N E S S E T H :

     WHEREAS the Seller in the ordinary course of its business manufactures and sells various types of precision parts thereby generating accounts receivable;

     WHEREAS the Seller wishes to sell certain of such existing and future accounts receivable from time to time to the Buyer;
and

     WHEREAS the Buyer desires to sell such accounts receivable to the Federal-Mogul Trade Receivables Master Trust, pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of February 1, 1997 (as the same may from time to time be amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), among Federal-Mogul Funding Corporation, as seller, Federal-Mogul Corporation, as servicer, and The Chase Manhattan Bank, as trustee (the "Trustee").

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                           ARTICLE I.

                          Definitions

     Section 1.01 Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" means this Amended and Restated Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

     Section 1.02. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

 Article, Section and Exhibit references are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                           ARTICLE II.

                    Conveyance of Receivables

     Section 2.01. Conveyance of Receivables. By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Buyer on the first Closing Date all of its right, title and interest in, to and under the Receivables and all Collateral Security with respect thereto, if any, owned by the Seller at the close of business on the Cut-Off Date and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof. Subject to Article VI, as of each Business Day prior to the earlier of (x) the occurrence of an Early Amortization Event specified in Section 9.01(b), (c),
(d), or (e) of the Pooling and Servicing Agreement and (y) the Trust Termination Date, on which Receivables are created (a "Transfer Date"), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Buyer, all of its right, title and interest in, to and under the Receivables and all Collateral Security with respect thereto, if any, owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Buyer, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Buyer of any obligation of the Servicer, the Seller or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligors.

     In connection with such sales, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) naming the Seller as "seller" and the Buyer as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of "accounts" or "general intangibles" (as defined in Section 9-106 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Buyer, and to deliver a filestamped copy of such financing statements or other evidence of such filing to the

Buyer on or prior to the first Closing Date. In addition, the Seller shall cause to be timely filed in the appropriate filing office any UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Buyer. The Buyer shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales. The parties hereto intend that the transfers of Receivables effected by this Agreement be sales.

     It is the intention of the parties hereto that the transfer (the "Transfer") of the property described in the first paragraph of this Section 2.01 be characterized as a sale. If, however, such Transfer is not characterized as a sale, the Seller hereby grants to the Buyer a security interest in the property subject to the Transfer.

     In connection with such sales, the Seller further agrees, at its own expense, on or prior to the first Closing Date, to cause the Seller to indicate in its computer files that the Receivables have been sold to the Buyer pursuant to this Agreement and sold to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries.

     In consideration for the sale of $89,045,072 of the Receivables, transferred to the Buyer on the first Closing Date, the Buyer shall pay to the Seller $42,737,177.50 in cash. The remaining $58,450,404.50 of Receivables transferred to the Buyer on the first Closing Date is a capital contribution to the Buyer. Subject to Article VI, the purchase price for the Receivables sold by the Seller to the Buyer on each Transfer Date thereafter shall be a price agreed to by the Buyer and the Seller at the time of acquisition by the Buyer, which price shall not, in the opinion of the Buyer, be materially less favorable to the Buyer than prices for transactions of a generally similar character at the time of the acquisition taking into account the quality of such Receivables and other pertinent factors; provided that such consideration shall in any event not be less than reasonably equivalent value therefor.

     Section 2.02.  Representations and Warranties of the Seller
Relating to the Seller and the Agreement. The Seller hereby represents and warrants to the Buyer as of each Closing Date that:

          (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the law of the State of Michigan and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any State income, single business or franchise tax systems.

          (g)  All Consents Required.  All appraisals,
authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

          (h) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i) Valid Transfer. This Agreement constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the proceeds thereof. Except as otherwise provided in the Pooling and Servicing Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets.

          (j)  Investment Company Act.  The Seller is not an
"investment company" within the meaning of the Investment Company
Act of 1940, as amended (the "1940 Act") that is required to register under the 1940 Act.

          (k) Locations. The chief place of business and chief executive office of the Seller, and the office where the Seller keeps all of its books, records and documents evidencing Receivables are located at the addresses specified in Schedule I hereto (or at such other locations, identified to the Buyer in accordance with Section 7.06 hereof, in jurisdictions with respect to which all applicable action required by Section 7.02(b) or 7.02(c) hereof has been taken and completed).

          (l)  Information.  Each certificate, report,
information, exhibit, financial statement, document, book, record or report furnished by the Seller to the Buyer in connection with this Agreement is accurate in all material respects as of its date, when considered as a whole with all other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (m) Solvency. This Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the Seller will have adequate capital to conduct its business.

     The representations and warranties set forth in this Section
2.02 shall survive the transfer and assignment of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

     In the event of any breach of any of the representations and warranties set forth in this Section 2.02 and if, in connection therewith, the Buyer shall be obligated to purchase the Certificateholders' Interest pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall repurchase the Receivables and shall pay to the Buyer on the Business Day preceding the Distribution Date on which such purchase of the Certificateholders' Interest is to be made an amount equal to the purchase price for the Certificateholders' Interest as specified in the Pooling and Servicing Agreement. The obligation of the Seller to purchase the Receivables pursuant to this Section 2.02 shall constitute the sole remedy against the Seller respecting an event of the type specified in the first sentence of this paragraph available to the Buyer and to the Investor Certificate holders (or the Trustee on behalf of the Investor Certificateholders).

     Section 2.03.  Representations and Warranties of the Seller
Relating to the Receivables.

          (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer that:

               (i) Each Receivable existing on the first Closing Date and each Receivable on each Transfer Date, has been conveyed to the Buyer free and clear of any Lien (other than the Lien created by the Pooling and Servicing Agreement in favor of the Trustee on behalf of the Trust).

               (ii) With respect to each Receivable existing on the first Closing Date and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

               (iii)  On the first Closing Date and on each
Transfer Date, each Receivable conveyed to the Buyer on such date is an Eligible Receivable (as defined in the Series 1997-1 Supplement, dated as of February 1, 1997 (the "Series 1997-1 Supplement"), by and among Federal-Mogul Funding Corporation, as

Seller, Federal-Mogul Corporation, as Servicer, and The Chase Manhattan Bank, as trustee) or, if such Receivable is not an Eligible Receivable (as defined in the Series 1997-1 Supplement), such Receivable is conveyed to the Trust in accordance with
Section 2.06 of the Pooling and Servicing Agreement.

     (b) Notice of Breach. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other party.

     (c) Repurchase. In the event any representation or warranty under Section 2.03(a) is not true and correct as of the date specified therein with respect to any Receivable and the Buyer is, in connection therewith, required to purchase such Receivable or all Receivables pursuant to Section 2.04(c) of the Pooling and Servicing Agreement, then, within 30 days (or such longer period as may be agreed to by the Buyer) of the earlier to occur of the discovery of any such event by the Seller or the Buyer, or receipt by the Seller or the Buyer of written notice of any such event given by the Trustee or any Enhancement Providers, the Seller shall repurchase the Receivable or Receivables of which the Buyer is required to accept reassignment pursuant to the Pooling and Servicing Agreement on the Business Day preceding the Determination Date on which such reassignment is to occur.

     The Seller shall purchase each such Receivable by making a payment to the Buyer in immediately available funds on the Business Day preceding the Distribution Date on which such reassignment is to occur in an amount equal to the Purchase Price for such Receivable. Upon payment of the Purchase Price, the Buyer shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivable and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to repurchase any such Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Buyer and to the Certificateholders (or the Trustee on behalf of Certificateholders).

     (d) Adjustment Payment. In the event that the Buyer is required to make any Adjustment Payment pursuant to Section 3.09 of the Pooling and Servicing Agreement, the Seller under this Agreement shall have an obligation to make a payment to the Buyer in an amount equal to such Adjustment Payment on the Business Day on which the Seller makes such Adjustment Payment.

     Section 2.04. Covenants of the Seller. The Seller hereby covenants that:

          (a) No Liens. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to
exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Buyer and the
Trust in, to and under the Receivables, whether now   existing or
hereafter created, against all claims of third   parties claiming
through or under the Seller.

          (b) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to pay the Servicer or any Successor Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after the receipt by the Seller thereof.

          (c)  Notice of Liens.  The Seller shall notify the
Buyer and the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or under the Pooling and Servicing Agreement.

          (d) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller.

          (e) Preservation of Corporate Existence. Except as otherwise permitted by Section 5.01 hereof, the Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially adversely affect (i) the interests of the Buyer hereunder or in the Receivables, (ii) the collectibility of any Receivable or (iii) the ability of the Seller to perform its obligations hereunder.

          (f) Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables, in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables

(including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

          (g) Credit Policies. The Seller shall comply in all material respects with the credit and collection policies and procedures in effect on the date hereof (the "Credit Policies") with respect to the Receivables a copy of which is attached hereto as Exhibit B. The Seller shall not amend, modify or supplement the Credit Policies in any material adverse respect without the prior written consent of the Program Agent. Upon any amendment, modification or supplement to the Credit Policies with the prior written consent of the Program Agent, the Seller shall deliver to the Buyer, the Trustee and the Program Agent a copy of such amendment, modification or supplement and Exhibit B shall be deemed to be amended by such amendment, modification or supplement.

          (h) Inspection Rights. The Seller shall provide the Program Agent, and any of its agents and representatives, with access to (x) any books, records, files and documents (including, without limitation, computer tapes and discs) relating to this Agreement and the Receivables and (y) the officers, directors and auditors of the Seller to discuss the business and operations of the Seller relating to this Agreement and the Receivables and the Seller's performance under this Agreement, but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Seller's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States as designated by the Seller.

                        ARTICLE III.

            Administration and Servicing of Receivables

     Section 3.01. The Receivables will be administered and serviced in accordance with the Pooling and Servicing Agreement.


                        ARTICLE IV.

              Rights of Certificateholders and
          Allocation and Application of Collections

     Section 4.01. Allocations and Applications of Collections and Other Funds. The Servicer will apply all Collections with respect to the Receivables and all funds on deposit in the Collection Account as described in Article IV of the Pooling and Servicing Agreement.

                            ARTICLE V.

Other Matters Relating
to the Seller

     Section 5.01. Merger or Consolidation of, or Assumption, of the Obligations of the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Seller hereunder; and

          (b) the Seller has delivered to the Buyer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 5.02. Seller Indemnification of the Buyer. The Seller shall indemnify and hold harmless the Buyer, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Buyer if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or wilful misconduct by the Buyer; and provided further, that the Seller shall not indemnify the Buyer for any liabilities, cost or expense of the Buyer with respect to any federal, state or local income or franchise taxes or the Michigan Single Business tax (or any interest or penalties with respect thereto) required to be paid by the Buyer in connection herewith to any taxing authority. Any indemnification under this Article V shall survive the termination of the Agreement.

                            ARTICLE VI.

                            Termination

     This Agreement will terminate immediately after the Trust terminates pursuant to the Pooling and Servicing Agreement. In addition, the Buyer shall not purchase Receivables if the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary Case") and such Involuntary Case shall have continued for a period of ten Business Days from and including the day of receipt by the Seller at its principal corporate office of notice of such Involuntary Case; provided, that during such ten Business Day period, the Buyer shall suspend its purchase of Receivables and shall hold all Principal Collections that would have been available to purchase Receivables in the Collection Account and (a) if by the first Business Day after such ten Business Day period, the Buyer has not obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables by the Seller to the Buyer and which provided that the Buyer and any of its transferees (including the Trustee) may rely on such order for the validity and non-avoidance of such transfer (the "Order"), the Buyer shall hold such Collections in the Collection Account until such time as they may be paid as elsewhere provided herein and shall not purchase Receivables thereafter or (b) if by such first Business Day, the Buyer has obtained such Order, the Seller may continue selling Receivables, and the Buyer may continue purchasing Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the ten Business Day period described above and before the end of the 60-day period described below, the purchase price of the Receivables transferred during such period, notwithstanding anything in this Agreement to the contrary, shall be paid to the Seller by the Buyer in cash not later than the same Business Day of any sale of Receivables. During such period, Receivables will be considered transferred to the Buyer only to the extent that the purchase price therefor has been paid in cash on the same Business Day. If an Order is obtained but subsequently is reversed or rescinded or expires, the Seller shall immediately cease selling Receivables to the Buyer and the Buyer shall immediately cease buying Receivables. The Seller shall give prompt written notice to each of the Buyer and the Trustee immediately upon becoming a party to an Involuntary Case. If by the first Business Day after the 60-day period after such involuntary filing, such Involuntary Case has not been dismissed, the Buyer shall not purchase thereafter Receivables.

                          ARTICLE VII.

                   Miscellaneous Provisions

     Section 7.01 Amendment. (a) This Agreement may be amended from time to time by the Seller and the Buyer; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Seller addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder.

      (b) This Agreement may also be amended from time to time by the Buyer and Seller with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all materially adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed with the amount available under any Enhancement without the consent of each affected Investor Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholders without the consent of each affected Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder. Any amendment to be effected pursuant to this paragraph shall be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the seller shall furnish notification of the substance of such amendment to each Investor Certificateholder, each Enhancement provider, each Agent and each Rating Agency.

     (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement
Provider.

     Section 7.02 Protection of Right, Title and Interest to Receivables. (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder.
The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 7.02(a).

     (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of
Section 9-402(7) of the UCC as in effect in the State of Michigan, the Seller shall give the Buyer and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

     (c) The Seller will give the Buyer prompt written notice of any relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain its principal executive office within the United States of America.

     (d) The Seller will deliver to the Buyer, upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit A.

     Section 7.03 Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Buyer hereunder shall not be recourse to the Buyer (or any person or organization acting on behalf of the Buyer or any affiliate, officer or director of the Buyer), other than to (a) the portion of the Seller's Interest on any date of determination which is in excess of the Required Participation Amount and (b) any other assets of the Buyer not pledged to third parties or otherwise encumbered in a manner permitted by the Seller's Certificate of Incorporation; provided, however, that any payment by the Buyer made in accordance with this Section 7.03 shall be made only after payment in full of any amounts that the Buyer is obligated to deposit in the Collection Account pursuant to the Pooling and Servicing Agreement; provided further that the Investor Certificateholders shall be entitled to the benefits of the subordination of the Collections allocable to the Seller's Interest to the extent provided in the Supplements.

     Section 7.04 No Petition. The Seller hereby covenants and agrees that it will not at any time institute against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     Section 7.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to the parties at such addresses specified in the Pooling and Servicing Agreement.

     Section 7.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders.

     Section 7.08. Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Seller (other than as provided in Section 5.01 hereof) without the prior consent of the Buyer and the Trustee. The Buyer may assign its rights, remedies, powers and privileges under this Agreement to the Trust pursuant to the Pooling and Servicing Agreement.

     Section 7.09. Further Assurances. The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 7.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 7.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 7.14.  Headings.  The headings herein are for
purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                                  FEDERAL-MOGUL FUNDING
                                    CORPORATION, Buyer


                                  By-------------------------
                                     Name:
                                     Title:


                                  FEDERAL-MOGUL CORPORATION,
                                    Seller


                                  By----------------------------
                                     Name:
                                     Title: